PROSPECTUS and				PRICING SUPPLEMENT NO. 43
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated December 10, 1998
CUSIP: 24422EKL2				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $322,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				15 December 1998

Maturity Date:					15 December 2000

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 22 Basis Points

Initial Interest Determination Date:	11 December 1998

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 15th
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 15th
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				Credit Suisse First Boston
has purchased the Senior Notes
as principal at a purchase
price of 99.94286% of the
aggregate principal amount
of the Senior Notes.


Credit Suisse First Boston